EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2017 FOURTH QUARTER FINANCIAL RESULTS

•	Strong Fourth Quarter Distribution Coverage Ratio of 1.59x, Full Year Coverage of 1.18x

•	Net income of $17.1 million for 2017

•	Detailed 2018 Cash Flow Guidance to be Released on February 21st

KILGORE, Texas, February 14, 2018 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") announced today its financial results for the fourth quarter and year ended December 31, 2017.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “During the fourth quarter, the Partnership generated strong cash flow with adjusted EBITDA of $49.3 million which exceeded our guidance level. Based on this solid performance, distributable cash flow was $31.2 million with a 1.59 times distribution coverage ratio for the quarter. For the full year 2017, the Partnership's adjusted EBITDA and distributable cash flow were approximately $156.2 and $91.1 million, respectively. When compared to full year guidance, we fell modestly short of cash flow expectations by $1.2 million, however, we exceeded distributable cash flow expectations by $0.8 million and generated a solid distribution coverage of 1.18 times. As is typical in our business cycle, we often follow the third quarter, our seasonally weakest, with our strongest cash flowing quarter. Accordingly, during the fourth quarter, we saw the positive seasonal impacts of our fertilizer and butane businesses fully restored.

“As expected, based on price performance and a strong storage season last summer, we realized robust performance from our Natural Gas Services segment. Specifically, our butane optimization business exceeded expectations during the quarter. Also within the segment, we experienced better than anticipated interruptible services revenue from our Cardinal Gas Storage division. For the full year 2017, our Natural Gas Services segment trailed guidance by $0.7 million, or 0.7%. Generally speaking, we met our cash flow target within the segment as our slight miss to guidance was primarily due to the continued delay with the WTLPG pipeline tariff challenge process currently in front of the Texas Railroad Commission. Last year our expected cash flow included a resolution to this matter by the end of the third quarter. As this did not occur, our cash flow attributed to distributions from WTLPG were below planned levels.

“Our Terminalling and Storage segment missed fourth quarter and full year guidance estimates primarily attributed to repair expenses and lost revenue from Hurricane Harvey. During the fourth quarter, the Partnership incurred hurricane related costs totaling $2.8 million, of which $2.4 million related to the Terminalling and Storage segment. For the full year 2017, the Terminalling and Storage segment missed cash flow guidance by approximately $4.3 million, or 7.3%, again the majority of this variance to guidance was attributed to the negative impact of Hurricane Harvey during the third and fourth quarters. Looking ahead, we expect a full recovery of cash flow in our specialty and legacy terminalling divisions and the full year benefit of our Hondo asphalt terminal in 2018.

“Our Sulfur Services segment posted a strong fourth quarter. We exceeded cash flow guidance by $3.6 million, or approximately 70.6%. This is primarily attributed to stronger than forecasted fertilizer margins as product volume sold matched our expectation during the quarter. Additionally, within the segment, we experienced strong demand for our prilling services as the export pricing alternative was greater than domestic prices. For the full year 2017, the Sulfur Services segment exceeded cash flow guidance by approximately $4.2 million, or 14.1%.

“Marine Transportation modestly outperformed our guidance expectations for both the fourth quarter and full year 2017. During the quarter we benefitted from a continued reduction in operating expenses. For the full year 2017, we cut operating expenses by approximately $8.4 million reflective of the reduction in our fleet by 13 assets over the last two years. Based on this commitment to cost reduction, we exceed 2017 full year cash flow guidance by approximately $0.3 million, or 4.5%.

“As 2017 finished with a strong distribution coverage, we remain comfortable with the current annualized distribution run-rate of $2.00 per unit. We look forward to February 21 when we will deliver our full year detailed 2018 cash flow guidance.”

The Partnership had net income for the fourth quarter 2017 of $18.8 million, or $0.47 per limited partner unit. The Partnership had net income for the fourth quarter 2016 of $17.9 million, or $0.49 per limited partner unit. For the fourth quarter of 2016, net income was positively impacted by the gain on disposition of the Partnership's terminalling assets located in Corpus Christi, Texas of $37.3 million and negatively impacted by non-cash impairment charges of $27.0 million. Of these non-cash impairment charges, $15.3 million occurred in our Terminalling and Storage segment and was related to the discontinuation of certain organic growth projects no longer deemed economically viable. Additionally, our Marine Transportation segment experienced an $11.7 million non-cash charge related to the planned disposal of certain inland and offshore non-core transportation assets. The Partnership's adjusted EBITDA for the fourth quarter 2017 was $49.3 million compared to adjusted EBITDA for the fourth quarter 2016 of $52.3 million.

Net income for the year ended December 31, 2017 was $17.1 million, or $0.44 per limited partner unit. Net income for the year ended December 31, 2016 was $31.7 million, or $0.65 per limited partner unit. Net income for the year ended December 31, 2016 was positively impacted by the gain on disposition of the Partnership's terminalling assets located in Corpus Christi, Texas of $37.3 million and negatively impacted by non-cash impairment charges of $31.1 million. Of these non-cash impairment charges, $15.3 million occurred in our Terminalling and Storage segment and was related to the discontinuation of certain organic growth projects no longer deemed economically viable. Additionally, our Marine Transportation segment experienced an $11.7 million non-cash charge related to the planned disposal of certain inland and offshore non-core transportation assets and a $4.1 million non-cash goodwill impairment charge. The Partnership's adjusted EBITDA for the year ended December 31, 2017 was $156.2 million compared to adjusted EBITDA for the year ended December 31, 2016 of $176.6 million.

The Partnership's distributable cash flow for the fourth quarter of 2017 was $31.2 million compared to distributable cash flow for the fourth quarter of 2016 of $35.8 million.

The Partnership's distributable cash flow for the year ended December 31, 2017 was $91.1 million compared to distributable cash flow for the year ended December 31, 2016 of $113.7 million.

Revenues for the fourth quarter of 2017 were $305.7 million compared to $236.9 million for the fourth quarter of 2016. Revenues for the year ended December 31, 2017 were $946.1 million compared to $827.4 million for the year ended December 31, 2016.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2017 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on February 16, 2018.

An attachment accompanying this announcement is included as an exhibit to this Form 8-K as Exhibit 99.2.

Investors' Conference Call

An investors’ conference call to review the fourth quarter results will be held on Thursday, February 15, 2018, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 15, 2018 through 10:59 p.m. Central Time on February 26, 2018. The access code for the conference call and the audio replay is Conference ID No. 7799099. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) natural gas services, including liquids transportation and distribution services and natural gas storage; (2) terminalling, storage and packaging services for petroleum products and by-products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Joe McCreery, IRC - Vice President - Finance & Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2017	2016
Assets
Cash	$27	$15
Trade and accrued accounts receivable, less allowance for doubtful accounts of $314 and $372 respectively	107,242	80,508
Product exchange receivables	29	207
Inventories	97,252	82,631
Due from affiliates	23,668	11,567
Other current assets	4,866	3,296
Assets held for sale	9,579	15,779
Total current assets	242,663	194,003

Property, plant and equipment, at cost	1,253,065	1,224,277
Accumulated depreciation	(421,137)	(378,593)
Property, plant and equipment, net	831,928	845,684

Goodwill	17,296	17,296
Investment in unconsolidated entities	128,810	129,506
Notes receivable - Martin Energy Trading LLC	—	15,000
Intangibles and other assets, net	32,801	44,874
	$1,253,498	$1,246,363
Liabilities and Partners’ Capital
Trade and other accounts payable	$92,567	$70,249
Product exchange payables	11,751	7,360
Due to affiliates	3,168	8,474
Income taxes payable	510	870
Fair value of derivatives	72	3,904
Other accrued liabilities	26,340	26,717
Total current liabilities	134,408	117,574

Long-term debt, net	812,632	808,107
Other long-term obligations	8,217	8,676
Total liabilities	955,257	934,357
Commitments and contingencies
Partners’ capital	298,241	312,006
Total partners’ capital	298,241	312,006
	$1,253,498	$1,246,363

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2017	2016	2015
Revenues:
Terminalling and storage *	$99,705	$123,132	$132,945
Marine transportation *	48,579	58,290	78,753
Natural gas storage services *	58,817	61,133	64,858
Sulfur services	10,952	10,800	12,270
Product sales: *
Natural gas services	473,865	330,200	458,302
Sulfur services	123,732	130,258	157,891
Terminalling and storage	130,466	113,578	131,825
	728,063	574,036	748,018
Total revenues	946,116	827,391	1,036,844

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	421,444	289,516	413,795
Sulfur services *	82,338	87,963	114,766
Terminalling and storage *	109,798	94,175	112,836
	613,580	471,654	641,397
Expenses:
Operating expenses *	146,874	158,864	183,466
Selling, general and administrative *	38,950	34,385	36,788
Impairment of long-lived assets	2,225	26,953	10,629
Impairment of goodwill	—	4,145	—
Depreciation and amortization	85,195	92,132	92,250
Total costs and expenses	886,824	788,133	964,530
Other operating income (loss), net	523	33,400	(2,161)
Operating income	59,815	72,658	70,153

Other income (expense):
Equity in earnings of unconsolidated entities	4,314	4,714	8,986
Interest expense, net	(47,743)	(46,100)	(43,292)
Gain on retirement of senior unsecured notes	—	—	1,242
Other, net	1,101	1,106	1,124
Total other income (expense)	(42,328)	(40,280)	(31,940)
Net income before taxes	17,487	32,378	38,213
Income tax expense	(352)	(726)	(1,048)
Income from continuing operations	17,135	31,652	37,165
Income from discontinued operations, net of income taxes	—	—	1,215
Net income	17,135	31,652	38,380
Less general partner's interest in net income	(343)	(8,419)	(16,338)
Less income allocable to unvested restricted units	(42)	(90)	(140)
Limited partner's interest in net income	$16,750	$23,143	$21,902

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2018.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2017	2016	2015
Revenues:
Terminalling and storage	$82,205	$82,437	$78,233
Marine transportation	16,801	21,767	27,724
Natural gas services	122	699	878
Product sales	3,578	3,034	5,671
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	18,946	22,886	25,797
Sulfur services	15,564	15,339	16,579
Terminalling and storage	17,612	13,838	17,718
Expenses:
Operating expenses	64,344	70,841	77,871
Selling, general and administrative	29,416	25,890	24,968

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2017	2016	2015
Allocation of net income attributable to:
Limited partner interest:
Continuing operations	$16,750	$23,143	$21,208
Discontinued operations	—	—	694
	$16,750	$23,143	$21,902
General partner interest:
Continuing operations	$343	$8,419	$15,821
Discontinued operations	—	—	517
	$343	$8,419	$16,338

Net income per unit attributable to limited partners:
Basic:
Continuing operations	$0.44	$0.65	$0.60
Discontinued operations	—	—	0.02
	$0.44	$0.65	$0.62

Weighted average limited partner units - basic	38,102	35,347	35,309

Diluted:
Continuing operations	$0.44	$0.65	$0.60
Discontinued operations	—	—	0.02
	$0.44	$0.65	$0.62

Weighted average limited partner units - diluted	38,165	35,375	35,372

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common		General Partner
	Units	Amount	Amount	Total
Balances – December 31, 2014	35,365,912	$470,943	$14,728	$485,671

Net income	—	22,042	16,338	38,380
Issuance of common units, net	—	(590)	—	(590)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,250)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(115,229)	(18,087)	(133,316)
Reimbursement of excess purchase price over carrying value of acquired assets	—	2,250	—	2,250
Unit-based compensation	—	1,429	—	1,429
Balances – December 31, 2015	35,456,612	380,845	13,034	393,879

Net income	—	23,233	8,419	31,652
Issuance of common units, net	—	(29)	—	(29)
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(2,250)	—	—	—
Cash distributions	—	(104,137)	(14,041)	(118,178)
Reimbursement of excess purchase price over carrying value of acquired assets	—	4,125	—	4,125
Unit-based compensation	—	904	—	904
Purchase of treasury units	(16,100)	(347)	—	(347)
Balances – December 31, 2016	35,452,062	304,594	7,412	312,006

Net income	—	16,792	343	17,135
Issuance of common units, net	2,990,000	51,056	—	51,056
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(9,250)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(75,399)	(1,539)	(76,938)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Unit-based compensation	—	650	—	650
Purchase of treasury units	(200)	(4)	—	(4)
Balances – December 31, 2017	38,444,612	$290,927	$7,314	$298,241

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net income	$17,135	$31,652	$38,380
Less: Income from discontinued operations	—	—	(1,215)
Net income from continuing operations	17,135	31,652	37,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,195	92,132	92,250
Amortization of deferred debt issue costs	2,897	3,684	4,859
Amortization of premium on notes payable	(306)	(306)	(324)
(Gain) loss on disposition or sale of property, plant, and equipment	(523)	(33,400)	2,149
Gain on retirement of senior unsecured notes	—	—	(1,242)
Impairment of long lived assets	2,225	26,953	10,629
Impairment of goodwill	—	4,145	—
Equity in earnings unconsolidated entities	(4,314)	(4,714)	(8,986)
Derivative (income) loss	1,304	4,133	(3,107)
Net cash (paid) received for commodity derivatives	(5,136)	(550)	143
Net cash received for interest rate derivatives	—	160	—
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	—	630	2,495
Unit-based compensation	650	904	1,429
Return on investment	5,400	7,500	11,200
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(26,739)	(6,153)	59,479
Product exchange receivables	178	843	1,996
Inventories	(14,656)	(6,761)	12,799
Due from affiliates	(12,096)	(1,441)	4,386
Other current assets	(1,699)	2,478	891
Trade and other accounts payable	20,037	3,254	(44,153)
Product exchange payables	4,391	(5,372)	2,336
Due to affiliates	(5,306)	2,736	866
Income taxes payable	(360)	(115)	(189)
Other accrued liabilities	(3,187)	686	(2,802)
Change in other non-current assets and liabilities	2,416	(12,230)	(345)
Net cash provided by continuing operating activities	67,506	110,848	183,924
Net cash used in discontinued operating activities	—	—	(1,352)
Net cash provided by operating activities	67,506	110,848	182,572
Cash flows from investing activities:
Payments for property, plant, and equipment	(39,749)	(40,455)	(65,791)
Acquisitions, net of cash acquired	(19,533)	(2,150)	—
Payments for plant turnaround costs	(1,583)	(2,061)	(1,908)
Proceeds from sale of property, plant, and equipment	8,377	108,505	2,644
Proceeds from repayment of Note receivable - affiliate	15,000	—	—
Contributions to unconsolidated entities for operations	(390)	—	—
Net cash provided by (used in) continuing investing activities	(37,878)	63,839	(65,055)
Net cash provided by discontinued investing activities	—	—	41,250
Net cash provided by (used in) investing activities	(37,878)	63,839	(23,805)
Cash flows from financing activities:
Payments of long-term debt	(339,000)	(386,700)	(308,836)
Proceeds from long-term debt	341,000	331,700	282,000
Net proceeds from issuance of common units	51,056	(29)	(590)
General partner contributions	1,098	—	55
Excess purchase price over carrying value of acquired assets	(7,887)	—	—
Reimbursement of excess purchase price over carrying value of acquired assets	1,125	4,125	2,250
Purchase of treasury units	(4)	(347)	—
Payments of debt issuance costs	(66)	(5,274)	(341)
Cash distributions paid	(76,938)	(118,178)	(133,316)
Net cash used in financing activities	(29,616)	(174,703)	(158,778)

Net increase (decrease) in cash	12	(16)	(11)
Cash at beginning of year	15	31	42
Cash at end of year	$27	$15	$31

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 16, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$105,703	$128,783	$(23,080)	(18)%
Products	130,466	113,580	16,886	15%
Total revenues	236,169	242,363	(6,194)	(3)%

Cost of products sold	112,135	96,344	15,791	16%
Operating expenses	69,888	71,831	(1,943)	(3)%
Selling, general and administrative expenses	5,832	4,677	1,155	25%
Impairment of long-lived assets	600	15,252	(14,652)	(96)%
Depreciation and amortization	45,160	45,484	(324)	(1)%
	2,554	8,775	(6,221)	(71)%
Other operating income, net	751	35,368	(34,617)	(98)%
Operating income	$3,305	$44,143	$(40,838)	(93)%

Lubricant sales volumes (gallons)	21,897	17,995	3,902	22%
Shore-based throughput volumes (guaranteed minimum) (gallons)	144,998	200,000	(55,002)	(28)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal throughput volumes (barrels per day)	—	66,167	(66,167)	(100)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$128,783	$138,614	$(9,831)	(7)%
Products	113,580	131,826	(18,246)	(14)%
Total revenues	242,363	270,440	(28,077)	(10)%

Cost of products sold	96,344	115,460	(19,116)	(17)%
Operating expenses	71,831	83,917	(12,086)	(14)%
Selling, general and administrative expenses	4,677	3,804	873	23%
Impairment of long-lived assets	15,252	9,305	5,947	64%
Depreciation and amortization	45,484	38,731	6,753	17%
	8,775	19,223	(10,448)	(54)%
Other operating income (loss), net	35,368	(473)	35,841	(7,577)%
Operating income	$44,143	$18,750	$25,393	135%

Lubricant sales volumes (gallons)	17,995	23,045	(5,050)	(22)%
Shore-based throughput volumes (guaranteed minimum) (gallons)	200,000	275,000	(75,000)	(27)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal (barrels per day)	66,167	154,381	(88,214)	(57)%

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$58,817	$61,133	$(2,316)	(4)%
Products	474,091	330,200	143,891	44%
Total revenues	532,908	391,333	141,575	36%

Cost of products sold	425,073	292,573	132,500	45%
Operating expenses	22,347	23,152	(805)	(3)%
Selling, general and administrative expenses	11,292	9,035	2,257	25%
Depreciation and amortization	24,916	28,081	(3,165)	(11)%
	49,280	38,492	10,788	28%
Other operating loss, net	(89)	(110)	21	(19)%
Operating income	$49,191	$38,382	$10,809	28%

Distributions from unconsolidated entities	$5,400	$7,500	$(2,100)	(28)%

NGLs Volumes (barrels)	10,487	9,532	955	10%

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$61,133	$64,858	$(3,725)	(6)%
Products	330,200	458,302	(128,102)	(28)%
Total revenues	391,333	523,160	(131,827)	(25)%

Cost of products sold	292,573	416,404	(123,831)	(30)%
Operating expenses	23,152	23,979	(827)	(3)%
Selling, general and administrative expenses	9,035	9,791	(756)	(8)%
Depreciation and amortization	28,081	34,072	(5,991)	(18)%
	38,492	38,914	(422)	(1)%
Other operating loss, net	(110)	(303)	193	(64)%
Operating income	$38,382	$38,611	$(229)	(1)%

Distributions from unconsolidated entities	$7,500	$11,200	$(3,700)	(33)%

NGLs Volumes (barrels)	9,532	14,340	(4,808)	(34)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$10,952	$10,800	$152	1%
Products	123,732	130,258	(6,526)	(5)%
Total revenues	134,684	141,058	(6,374)	(5)%

Cost of products sold	82,760	88,325	(5,565)	(6)%
Operating expenses	13,783	13,771	12	—%
Selling, general and administrative expenses	4,136	3,861	275	7%
Depreciation and amortization	8,117	7,995	122	2%
	25,888	27,106	(1,218)	(4)%
Other operating loss, net	(26)	(291)	265	(91)%
Operating income	$25,862	$26,815	$(953)	(4)%

Sulfur (long tons)	807.0	797.0	10.0	1%
Fertilizer (long tons)	276.0	262.0	14.0	5%
Sulfur services volumes (long tons)	1,083.0	1,059.0	24.0	2%

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$10,800	$12,270	$(1,470)	(12)%
Products	130,258	157,891	(27,633)	(18)%
Total revenues	141,058	170,161	(29,103)	(17)%

Cost of products sold	88,325	115,133	(26,808)	(23)%
Operating expenses	13,771	15,279	(1,508)	(10)%
Selling, general and administrative expenses	3,861	3,805	56	1%
Depreciation and amortization	7,995	8,455	(460)	(5)%
	27,106	27,489	(383)	(1)%
Other operating loss, net	(291)	(376)	85	(23)%
Operating income	$26,815	$27,113	$(298)	(1)%

Sulfur (long tons)	797.0	856.0	(59.0)	(7)%
Fertilizer (long tons)	262.0	274.0	(12.0)	(4)%
Sulfur services volumes (long tons)	1,059.0	1,130.0	(71.0)	(6)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues	$51,915	$61,233	$(9,318)	(15)%
Operating expenses	44,028	53,118	(9,090)	(17)%
Selling, general and administrative expenses	358	18	340	1,889%
Impairment of long-lived assets	1,625	11,701	(10,076)	(86)%
Impairment of goodwill	—	4,145	(4,145)	(100)%
Depreciation and amortization	7,002	10,572	(3,570)	(34)%
	(1,098)	(18,321)	17,223	(94)%
Other operating loss, net	(113)	(1,567)	1,454	(93)%
Operating loss	$(1,211)	$(19,888)	$18,677	(94)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues	$61,233	$81,784	$(20,551)	(25)%
Operating expenses	53,118	63,412	(10,294)	(16)%
Selling, general and administrative expenses	18	417	(399)	(96)%
Impairment of long lived assets	11,701	1,324	10,377	784%
Impairment of goodwill	4,145	—	4,145
Depreciation and amortization	10,572	10,992	(420)	(4)%
	(18,321)	5,639	(23,960)	(425)%
Other operating loss, net	(1,567)	(1,009)	(558)	55%
Operating income (loss)	$(19,888)	$4,630	$(24,518)	(530)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the quarter and years ended December 31, 2017 and 2016, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income	18,849	17,882	17,135	31,652
Adjustments:
Interest expense	13,066	12,054	47,743	46,100
Income tax expense	51	304	352	726
Depreciation and amortization	19,247	25,866	85,195	92,132
EBITDA	51,213	56,106	150,425	170,610
Adjustments:
Equity in earnings of unconsolidated entities	(1,767)	(1,112)	(4,314)	(4,714)
Gain on sale of property, plant and equipment	(850)	(34,982)	(523)	(33,400)
Impairment of long-lived assets	2,225	26,953	2,225	26,953
Impairment of goodwill	—	—	—	4,145
Unrealized mark-to-market on commodity derivatives	205	3,784	(3,832)	4,579
Hurricane damage repair accrual	(3,068)	—	657	—
Asset retirement obligation revision	—	—	5,547	—
Distributions from unconsolidated entities	1,200	1,400	5,400	7,500
Unit-based compensation	132	192	650	904
Adjusted EBITDA	49,290	52,341	156,235	176,577
Adjustments:
Interest expense	(13,066)	(12,054)	(47,743)	(46,100)
Income tax expense	(51)	(304)	(352)	(726)
Amortization of deferred debt issuance costs	727	719	2,897	3,684
Amortization of debt premium	(76)	(76)	(306)	(306)
Non-cash mark-to-market on interest rate derivatives	—	—	—	(206)
Payments for plant turnaround costs	—	(447)	(1,583)	(2,061)
Maintenance capital expenditures	(5,586)	(4,345)	(18,080)	(17,163)
Distributable Cash Flow	$31,238	$35,834	$91,068	$113,699